UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement

[   ]    Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))

[   ]    Definitive Proxy Statement

[   ]    Definitive Additional Materials

[ x ]    Soliciting Material Pursuant to Section 240.14a-12


                         STRONG SHORT-TERM MUNICIPAL BOND FUND, INC.

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1.)  Title of each class of securities to which transaction applies:

        2.)  Aggregate number of securities to which transaction applies:

        3.) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount which the filing fee is calculated and state how it was determined):

        4.)  Proposed maximum aggregate value of transaction:

        5.)  Total fee paid:


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Focus Box :  Click here to vote your proxy

Showcase Box: Have you voted your Strong Fund shares? Cast your vote by December
22. VOTE NOW

Strong Web Page
Proxy

General information about Strong Fund proxies and the latest Strong Fund proxy solicitation are available here. The proxy voting deadline for certain Strong Funds was extended until December 22, 2004. See below for more details.

How Do I Vote?
If you have received a proxy card with a 14-digit or a 12-digit control number in the mail, have your proxy card ready and vote accordingly.

14-digit control number    VOTE NOW   12-digit control number    VOTE NOW

PROXY CARD IMAGE                            PROXY CARD IMAGE


At the special shareholder meeting on December 10, 2004, shareholders voted on an agreement and plan of reorganization, an interim investment advisory agreement and interim investment subadvisory agreements. The meeting was adjourned until December 22, 2004 for the following Strong Funds: Advisor Short Duration Bond Fund, Advisor Small Cap Value Fund, Asia Pacific Fund, Dow 30 Value Fund, Energy Fund, Government Securities Fund, Mid Cap Disciplined Fund, Money Market Fund, Opportunity Fund, Short-Term High Yield Bond Fund, Short-Term Municipal Bond Fund, U.S. Emerging Growth Fund, and Value Fund. This adjournment will give shareholders of these Funds who have not voted yet another opportunity to do so.

Any person who owned shares of the applicable Strong Fund as of the close of the New York Stock Exchange on Friday, October 1, 2004 (record date), has a right to vote - even if the investor later sold the shares.

Frequently Asked Questions
If you have questions about Strong proxy solicitations, learn more in our proxy FAQ area.